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                                                               Exhibit 99.(n)(1)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" and "Financial Statements" in the Statement of Additional Information and to the use of our reports dated March 18, 2005 with respect to the financial statements of COUNTRY Investors Variable Life Account and April 1, 2005 with respect to the financial statements of COUNTRY Investors Life Assurance Company included in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-106757) and related Prospectus of COUNTRY Investors Variable Life Account (Flexible Premium Variable Life Insurance Policy) dated May 1, 2005.

                                              /s/ERNST & YOUNG LLP


Chicago, Illinois
April 26, 2005